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As filed with the Securities and Exchange Commission on October 31, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3895923 (I.R.S. Employer Identification No.)
1200 North Ashland Avenue, Chicago, Illinois (Address of principal executive offices)	60622 (Zip Code)

COAL CITY CORPORATION
1995 STOCK OPTION PLAN
(Full title of the plan)

Robert L. Freedman, P.C.
Craig M. Scheer, Esq.
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
7th Floor—East Tower
1100 New York Avenue, NW
Washington, DC 20005
(Name and address of agent for service)

(202) 414-6100
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common Stock, par value $.01 per share	127,089 shares	(2)	$1,458,332	$365.00

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2)
Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, based upon the prices at which the outstanding stock options granted under the Plan may be exercised.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Coal City Corporation 1995 Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

    Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Certain Documents by Reference.

    The following documents previously or concurrently filed by MB Financial, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

(a)
the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended on Form 10-K/A filed on August 31, 2001;

(b)
the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, as amended on Form 10-Q/A filed on August 31, 2001;

(c)
the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001;

(d)
the Company's Current Reports on Form 8-K filed on February 9, 2001, April 20, 2001, April 27, 2001 and May 15, 2001;

(e)
the Company's proxy statement for its annual meeting of stockholders held on April 24, 2001; and

(f)
the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-24566) filed on July 22, 1994, and all amendments or reports filed for the purpose of updating such description.

    This incorporation by reference shall not be deemed to specifically incorporate by reference the information relating to the audit committee report (as permitted under Item 306 of Regulation S-K) or the board compensation committee report on executive compensation and performance graph (as permitted under Item 402(a)(8) of Regulation S-K) contained in the Company's 2001 annual meeting proxy statement. Nor shall this incorporation by reference be deemed to specifically incorporate by reference the information provided under Item 9 of the Current Reports on Form 8-K of the Company filed on April 20, 2001 and May 15, 2001.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

    The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Doria Koros, Secretary, MB Financial, Inc., 1200 North Ashland Avenue, Chicago, Illinois 60622, telephone number (773) 645-7868.

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    All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

    Not Applicable.

Item 5. Interests of Named Experts and Counsel.

    Not Applicable.

Item 6. Indemnification of Directors and Officers.

    Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

    Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

    Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.

    Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceeding upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

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Item 7. Exemption from Registration Claimed.

    Not Applicable.

Item 8. Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit Number Attached Hereto
4.1	Specimen form of common stock certificate of MB Financial, Inc.	*
4.2	Certificate of Incorporation of MB Financial, Inc.	**
4.3	Certificate of Amendment of Certificate of Incorporation of MB Financial, Inc.	***
4.4	Bylaws of MB Financial, Inc.	**
4.5	Amendment to Bylaws of MB Financial, Inc.	***
5	Opinion of Silver, Freedman & Taff, L.L.P.	Attached as Exhibit 5
23.1	Consent of Silver, Freedman & Taff, L.L.P.	Contained in Exhibit 5
23.2	Consent of McGladrey & Pullen LLP	Attached as Exhibit 23.2
24	Power of Attorney	Contained on Signature Page
99	Coal City Corporation 1995 Stock Option Plan	****

*	Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-24566) and incorporated herein by reference.
**	Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-80774) and incorporated herein by reference.
***	Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on March 12, 1999 (File No. 0-24566) and incorporated herein by reference.
****	Filed as an exhibit to the Registration Statement on Form S-4 of MB-MidCity, Inc. (File No. 333-64584) and incorporated herein by reference.

Item 9. Undertakings.

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

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    Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on October 30, 2001.

MB FINANCIAL, INC.
By:	/s/ MITCHELL FEIGER MITCHELL FEIGER, President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Feiger, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MITCHELL FEIGER Mitchell Feiger	Director, President and Chief Executive Officer (Principal Executive Officer)	October 30, 2001
/s/ JILL E. YORK Jill E. York	Vice President and Chief Financial Officer (Principal Accounting Officer)	October 30, 2001
/s/ ROBERT S. ENGELMAN, JR. Robert S. Engelman, Jr.	Director	October 30, 2001
/s/ R. THOMAS EIFF R. Thomas Eiff	Director	October 30, 2001

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/s/ ALFRED FEIGER Alfred Feiger	Director	October 30, 2001
/s/ BURTON J. FIELD Burton J. Field	Director	October 30, 2001
Lawrence E. Gilford	Director
Richard I. Gilford	Director
/s/ DAVID L. HUSMAN David L. Husman	Director	October 30, 2001
/s/ ARTHUR L. KNIGHT, JR. Arthur L. Knight, Jr.	Director	October 30, 2001
/s/ PETER G. KRIVKOVICH Peter G. Krivkovich	Director	October 30, 2001
/s/ CLARENCE MANN Clarence Mann	Director	October 30, 2001
/s/ HIPOLITO ROLDAN Hipolito Roldan	Director	October 30, 2001

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EXHIBIT INDEX

Exhibit Number	Document
5	Opinion of Silver, Freedman & Taff, L.L.P.
23.2	Consent of McGladrey & Pullen LLP

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 3. Incorporation of Certain Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX